Flora Growth Corp. Announces Update on Sale of Colombian Assets; Expects Asset Sale to Contribute to Anticipated Annual Savings of US$6.1 million

FORT LAUDERDALE, FLORIDA & TORONTO, ONTARIO - July 25, 2023 - Flora Growth Corp. (NASDAQ: FLGC) ("Flora" or the "Company"), a consumer-packaged goods leader serving all 50 states with 15,000+ points of distribution around the world and a pharmaceutical distributor in 28 countries, today provided an update with respect to the  purchase and sale agreement for  the sale of its Colombian related subsidiaries and assets to a private company in consideration for C$0.8 million, entered into on July 5, 2023. The sale relates to all of Flora's operations in Colombia, including its interest in (i) its 361-acre Cosechemos farm located in Giron, Colombia and its related processing facilities and inventory and (ii) all other assets relating to Flora Lab 2, Flora Lab 4 and Flora's Colombian food and beverage and consumer products business (collectively, the "Colombian Assets"). The sale is expected to close by July 31, 2023. The Company intends to maintain a presence in Latin America through Just Brands' distribution relationships.

"The divestiture of our Colombian Assets is part of our plan to concentrate on core business divisions. This being a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis," said Clifford Starke, Flora's Chief Executive Officer.

"We have made several strategic changes to cut costs and streamline operations. These changes are projected to deliver annual cost reductions amounting to US$6.1 million in cumulative annual savings when taken together with the US$3.4 million in savings from the divestiture of the Colombian Assets," said Dany Vaiman, Flora's Chief Financial Officer.

Flora's Business Outlook

The Company's 2023 revenue guidance issued previously included certain estimates relating to the Colombian Assets. Management believes such guidance should no longer be relied upon and is in the process of reevaluating such guidance. The Company anticipates providing updated 2023 revenue guidance at the appropriate time.

Executive Change

Matthew Cohen, General Counsel, has resigned from the Company for personal reasons.

About Flora Growth Corp.

Flora Growth Corp. is a consumer-packaged goods leader serving all 50 states with 15,000+ points of distribution around the world and a pharmaceutical distributor in 28 countries. In the United States, Flora's lifestyle business has established a robust presence across all 50 states, providing us with a solid foundation. Furthermore, we believe we possess substantial potential for international expansion. Based in Germany, we have successfully developed a strong distribution network delivering lifestyle and wellness products to 28 countries. For more information, kindly visit www.floragrowth.com or follow @floragrowthcorp on social media.

**Use Promo Code FLGC10 to Earn 10% Off Your Next Purchase**

http://floragrowth.com/

https://justcbdstore.com/

https://www.vesselbrand.com/

https://justcbdstore.uk/

https://www.phatebo.de/home-en

Investor Relations:

Investor Relations ir@floragrowth.com

Clifford Starke Clifford.Starke@floragrowth.com

Media:

media@floragrowth.com

Cautionary Statement Concerning Forward-Looking Statements

This press release contains "forward-looking statements," as defined by federal securities laws. Forward-looking statements reflect Flora's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words "believe," "expect," "anticipate," "will," "could," "would," "should," "may," "plan," "estimate," "intend," "predict," "potential," "continue," and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various and risks and uncertainties, including those described under section entitled "Risk Factors" in Flora's Annual Report on Form 10K filed with the SEC on March 31, 2023, as such factors may be updated from time to time in Flora's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora's filings with the SEC. While forward-looking statements reflect Flora's good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based on information currently available to Flora (or to third parties making the forward-looking statements).